SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Settlement Agreement”) is made as of March ____, 2005, by and between GoldSpring, Inc., a Florida corporation, with its principal executive offices at 8585 East Hartford Drive, Suite 400, Scottsdale, AZ 85255 (“GoldSpring”), and certain investors of GoldSpring as set forth on the signature page hereto (collectively, “Winfield”). (GoldSpring and Winfield may hereinafter be referred to singularly as a “party,” and collectively as the “parties.”)

PREAMBLES:

WHEREAS, as of March 22, 2004, Winfield, in addition to certain other investors of GoldSpring (collectively, the “GoldSpring Investors”), purchased an aggregate of approximately 21.8 million shares of common stock of GoldSpring (the “Original Shares”), and warrants to purchase approximately 21.8 million additional shares of common stock of GoldSpring (collectively, the “Original Warrants”), pursuant to a Subscription Agreement between GoldSpring and the GoldSpring Investors, and related documents, entered into as of such date (collectively, the “Original Transaction Documents”); and

WHEREAS, GoldSpring defaulted on certain of its obligations under the Original Transaction Documents, and, as a result of such default, entered into an additional Subscription Agreement with the GoldSpring Investors (the “Additional Subscription Agreement”), and related documents, as of November 30, 2004 (collectively, the “Additional Transaction Documents”), pursuant to which the Original Shares and Original Warrants were exchanged for 8% convertible promissory notes of GoldSpring (the “Convertible Notes”) in the aggregate principal amount of approximately $11.1 million (the “Principal”), and warrants to purchase approximately 27.8 million shares of common stock of GoldSpring, as further set forth in the Additional Transaction Documents; and

WHEREAS, as of December 20, 2004, Winfield delivered a Notice of Conversion to GoldSpring (the “Notice of Conversion”), electing to convert its portion of the Principal, and accrued and unpaid interest thereon, into shares of common stock of GoldSpring (the “Winfield Conversion Shares”), pursuant to the terms of the Additional Transaction Documents; and

WHEREAS, GoldSpring failed to timely deliver the Winfield Conversion Shares to Winfield, and, as a result of such failure, as of March 7, 2005, Winfield elected to exercise its right to receive the mandatory redemption payment pursuant to Section 7.2 of the Additional Subscription Agreement (the “Mandatory Redemption Payment”); and

WHEREAS, GoldSpring is currently unable to pay the Mandatory Redemption Payment to Winfield, which, as of March 23, 2005, was an aggregate of $6,885,184; and

WHEREAS, the parties are desirous of settling the claims Winfield has against GoldSpring for the Mandatory Redemption Payment (the “Winfield Claim”) (assuming full and complete performance by GoldSpring of its obligations hereunder and under the New Transaction Documents) without resorting to litigation.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Default. GoldSpring hereby acknowledges that it is in default of the Convertible Notes, for, among other things, the failure to timely deliver the Winfield Conversion Shares to Winfield, upon receipt of the Notice of Conversion. In addition, GoldSpring hereby acknowledges that it currently owes but is unable to pay to Winfield the Mandatory Redemption Payment. GoldSpring further acknowledges and agrees that it has no offset, defense or counterclaim of any kind, nature or description with respect to any of its defaults and the unpaid monies due to Winfield, as set forth herein.

2. Settlement. In settlement of the Winfield Claim, GoldSpring and Winfield hereby agree as follows:

(a) Issuance of Debenture. As of even date herewith (the “Closing Date”), GoldSpring will issue to Winfield, one or more of the 12% Secured Convertible Debentures of GoldSpring, in the aggregate principal amount of $6,855,184, in substantially the form attached hereto as Exhibit A (collectively the “Debenture”). The Debenture shall provide for, among other things:

(i)  An interest rate of 12% per annum (the “Interest”), such Interest to be payable on a monthly basis, on the first day of each month, commencing April 1, 2005;

(ii) A conversion price (the “Conversion Price”) equal to the lesser of: (A) 85% of the average of the five (5) lowest closing bid prices of the common stock of GoldSpring for the twenty (20) trading days immediately preceding the date GoldSpring was required to pay the Mandatory Redemption Payment to Winfield, and (B) 85% of the average of the five (5) lowest closing bid prices of the common stock of GoldSpring for the twenty (20) trading days immediately preceding the date of conversion by Winfield; provided, however, that, until the effective date of a registration statement (the “Registration Statement”) GoldSpring is required to file, to register, among other things, the shares of common stock of GoldSpring underlying the Debenture (together with any other shares issuable pursuant to the Debenture, the “Debenture Shares”), in addition to the Conversion Shares (as defined in Section 2(b) hereof) (collectively, the “GoldSpring Shares”), the conversion price shall be 50% of the average of the five (5) lowest closing bid prices of the common stock of GoldSpring for the twenty (20) trading days immediately preceding the date of conversion by Winfield. In no event shall the conversion price of the Debenture be greater than the lesser of: (A) $0.1131, and (B) the conversion price of the Convertible Notes (as adjusted from time to time);

(iii) Mandatory registration rights with respect to the GoldSpring Shares;

(iv) Normal and customary anti-dilution provisions;

(v) Negative covenants precluding actions outside of GoldSpring’s ordinary course of business without the prior written consent of Winfield; and

(vi) Events of default, which include, without limitation, (A) failure by GoldSpring to file the Registration Statement within thirty (30) days after the Closing Date, or (B) the failure of the Registration Statement to be effective within ninety (90) days of the Closing Date (the “Required Effective Date”), or (C) any event of default under the Additional Transaction Documents or New Transaction Documents (as defined in Section 3(c) hereof) (each, an “Event of Default”).

(b) Conversion to Shares. Contemporaneously with the execution of this Settlement Agreement, Winfield shall convert $266,416 (the “Conversion Amount”) of the Debenture into shares of common stock of GoldSpring, at a conversion price of $0.03 per share (the “Conversion Shares”), which Conversion Amount represents the amount of accrued damages relating to GoldSpring’s failure to register certain securities held by Winfield pursuant to the Additional Transaction Documents; provided, however, that since the Conversion Shares, when issued, shall be restricted securities of GoldSpring, GoldSpring agrees to transfer to Winfield a total of 200% of such amount of Conversion Shares (i.e., a total of 17,761,067 shares of common stock). In connection with this conversion, GoldSpring and Winfield shall enter into a Subscription Agreement, dated as of even date herewith, in substantially the form attached hereto as Exhibit B (the “New Subscription Agreement”). The New Subscription Agreement shall provide, among other things, that, if GoldSpring fails to register the GoldSpring Shares on or before the Required Effective Date, or upon any other Event of Default, Winfield has the right to put the Conversion Shares back to GoldSpring for 125% of the Conversion Amount (the “Put Purchase Price”), pursuant to the terms and conditions of a Put Agreement entered into by GoldSpring and Winfield, dated as of even date herewith, in substantially the form attached hereto as Exhibit C (the “Put Agreement”).

(c) Winfield Put Option. As further set forth in the Put Agreement, if, on the date Winfield exercises its right to put the Conversion Shares to GoldSpring, GoldSpring has an amount of cash, as defined by GAAP, equal to or greater than the Put Purchase Price, GoldSpring must purchase the Conversion Shares from Winfield for the Put Purchase Price. If, on the other hand, at the time Winfield exercises its right to put the Conversion Shares to GoldSpring, GoldSpring does not have an amount of cash, as defined by GAAP, equal to or greater than the Put Purchase Price, GoldSpring shall cause the Escrow Agent (as defined in Section 2(e) hereof) to deliver to Winfield a promissory note in the full amount of the Put Purchase Price (the “Note”), in substantially the form attached hereto as Exhibit D.

(d) Delivery of Conversion Shares. Within three (3) Business Days (as defined in this Section) after the Closing Date, GoldSpring shall deliver certificates representing the Conversion Shares to Winfield, issued in such names and denominations as specified on Schedule A hereto. For the purposes hereof, a “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

(e) Escrow of Debenture Shares and Note. GoldSpring has agreed that, contemporaneously with the execution of this Agreement, it shall deposit with Bondy & Schloss LLP (the “Escrow Agent”): (i) certificates representing 150% of the amount of the Debenture Shares (assuming the conversion in full of all outstanding amounts due pursuant to the Debenture as of the Closing Date), which shall be held in such names as Winfield shall designate, and (ii) the Note, made in the name of Winfield, to collectively be held in escrow pursuant to the terms and conditions of an Escrow Agreement, dated as of even date herewith, by and among GoldSpring, Winfield and the Escrow Agent, in substantially the form attached hereto as Exhibit E (the “Escrow Agreement”).

(f) Security Interest. As further inducement for Winfield to enter into this Settlement Agreement, and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of GoldSpring’s obligations hereunder, and under the New Transaction Documents, GoldSpring shall grant to Winfield a continuing first priority security interest in and to all of the assets of GoldSpring, pursuant to a Security Agreement entered into between GoldSpring and Winfield, dated as of even date herewith, in substantially the form attached hereto as Exhibit F (the “Security Agreement”).

(g) GoldSpring shall return the Convertible Notes to Winfield to be held by Winfield until such time as GoldSpring satisfies its obligations under this Settlement Agreement and the New Transaction Documents. Winfield hereby agrees to return the Convertible Notes to GoldSpring upon such satisfaction by GoldSpring of its obligations under this Settlement Agreement and the New Transaction Documents.

3. Warranties and Representations of GoldSpring. In order to induce Winfield to enter into this Settlement Agreement in settlement of the Winfield Claim (assuming full and complete performance by GoldSpring of its obligations hereunder and under the New Transaction Documents), GoldSpring hereby represents and warrants to Winfield as follows:

(a) Organization, Good Standing and Qualification. GoldSpring is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to own and operate its assets and properties and to carry on its current or contemplated business. GoldSpring is duly qualified to transact business and is in good standing in each jurisdiction wherein the properties owned or leased or the business transacted by GoldSpring makes such qualification to do business as a foreign corporation necessary, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, results of operations, business, prospects or properties of GoldSpring.

(b) Capitalization. As of the Closing Date, GoldSpring has (A) __________ outstanding shares of common stock, (B) __________ outstanding options to purchase shares of its common stock, (C) __________ outstanding warrants to purchase shares of its common stock, and (D) convertible securities, or other rights, calling for the issuance of an aggregate of __________ shares of its common stock (collectively, the “GoldSpring Securities”). The GoldSpring Securities have, as applicable, been duly authorized and validly issued and are fully paid and non-assessable, have been issued and sold in compliance with applicable securities laws of the United States and jurisdictions thereof and any other applicable securities laws, and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights granted by GoldSpring. There are no shareholders agreements, voting agreements or other similar agreements with respect to the outstanding shares of common stock of GoldSpring to which GoldSpring is a party or, to the knowledge of GoldSpring (having undertaken no independent investigation), between or among any of GoldSpring’s stockholders.

(c) Power and Authority. All corporate action on the part of GoldSpring and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Settlement Agreement, the Debenture, the New Subscription Agreement, the Put Agreement, the Note, the Escrow Agreement, the Security Agreement, and any other documents related thereto (collectively, the “New Transaction Documents”), the performance of all obligations of GoldSpring hereunder and thereunder, and the authorization, issuance and delivery of the Debenture, Debenture Shares, Conversion Shares and Note being issued hereunder, and under the other New Transaction Documents, and the shares of common stock of GoldSpring issuable upon conversion of the Debenture, have been taken or will be taken, as required. The New Transaction Documents have been duly executed and delivered by GoldSpring and (assuming due authorization, execution and delivery by Winfield) constitute the valid and legally binding obligations of GoldSpring, enforceable in accordance with their terms.

(d) Valid Issuance of Securities.

(i) The Debenture, Debenture Shares, Conversion Shares and Note, when issued, sold and delivered in accordance with the terms hereof, and of the other New Transaction Documents, for the consideration expressed herein, and therein, will be duly and validly issued, fully paid and non-assessable and free of any liens or encumbrances created by GoldSpring.

(ii) The Conversion Shares and the Debenture Shares issuable upon conversion of the Debenture, have been duly and validly reserved for issuance upon such conversion, and upon issuance in accordance with the terms of the Debenture, will be fully paid and non-assessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. No preemptive right, right of first refusal granted by GoldSpring, or other similar right exists with respect to the Debenture, Debenture Shares, Conversion Shares, or the Note, or the issuance and sale thereof.

(iii) GoldSpring understands and acknowledges the potentially dilutive effect to its common stock upon the issuance of the Debenture Shares and Conversion Shares. GoldSpring further acknowledges that its obligation to issue the Debenture Shares and Conversion Shares in accordance with this Settlement Agreement, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of GoldSpring.

(e) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, regional, state or local governmental authority on the part of GoldSpring is required in connection with the GoldSpring’s authorization, issuance and sale of the Debenture, Debenture Shares, Conversion Shares and Note, and the transactions contemplated by the New Transaction Documents, except for filings, if any, required pursuant to applicable state securities or Blue Sky laws, which filings will be made within the required statutory or regulatory periods, and any filing pursuant to Regulation D of the Securities and Exchange Commission, which filing, if made, will be made within fifteen (15) days of the Closing.

(f) Litigation. There is no action, suit, claim, proceeding or investigation pending or, to GoldSpring’s knowledge, threatened against GoldSpring, which could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, results of operations, business, prospects or properties of GoldSpring. GoldSpring is not, and to GoldSpring’s knowledge (having undertaken no independent investigation), no founder, director, officer or key employee is, a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, results of operations, business, prospects or properties of GoldSpring. There is no action, proceeding or investigation by GoldSpring currently pending or which GoldSpring intends to initiate.

4. Covenants of the GoldSpring. GoldSpring covenants and agrees with Winfield as follows:

(a) Stop Orders. GoldSpring will advise Winfield, promptly after it receives notice of issuance by the Securities and Exchange Commission (the “Commission”), any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of GoldSpring, or of the suspension of the qualification of the common stock of GoldSpring for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b) Listing. GoldSpring will maintain the listing or quotation of its common stock on the American Stock Exchange, Nasdaq SmallCap Market, Nasdaq National Market System, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the shares of common stock of GoldSpring (the “Principal Market”)), and will comply in all respects with its reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. GoldSpring will provide Winfield with copies of all notices it receives notifying GoldSpring of the threatened and actual delisting of its common stock from any Principal Market. As of the date of this Settlement Agreement, the Bulletin Board is and will be the Principal Market.

(c) Market Regulations. GoldSpring shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Settlement Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the GoldSpring Shares to Winfield and promptly provide copies thereof to Winfield.

(d) Reporting Requirements. From the date of this Settlement Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the GoldSpring Shares have been resold or transferred by Winfield pursuant to the Registration Statement (as defined in Section 2(a)(ii) hereof) or pursuant to Rule 144, without regard to volume limitation, GoldSpring will (A) cause its common stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all material respects with its reporting and filing obligations under the 1934 Act, (C) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(b) or 12(g) of the 1934 Act, as applicable, and (D) comply with all requirements related to any registration statement filed pursuant to this Agreement. GoldSpring will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until three (3) years after the Closing Date. Until the resale of the GoldSpring Shares by Winfield, GoldSpring will use its best efforts to continue the listing or quotation of its common stock on a Principal Market and will comply in all respects with its reporting, filing and other obligations under the bylaws or rules of the Principal Market. GoldSpring agrees to timely file a Form D with respect to the GoldSpring Shares if required under Regulation D and to provide a copy thereof to Winfield promptly after such filing.

(e) Taxes. From the date of this Settlement Agreement and until the sooner of (i) three (3) years after the Closing Date, or (ii) until all the GoldSpring Shares have been resold or transferred by Winfield pursuant to the Registration Statement (as defined in Section 2(a)(ii) hereof) or pursuant to Rule 144, without regard to volume limitations, GoldSpring will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of GoldSpring; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if GoldSpring shall have set aside on its books adequate reserves with respect thereto, and provided, further, that GoldSpring will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(f) Insurance. From the date of this Settlement Agreement and until the sooner of (i) three (3) years after the Closing Date, or (ii) until all the GoldSpring Shares have been resold or transferred by Winfield pursuant to the Registration Statement (as defined in Section 2(a)(ii) hereof) or pursuant to Rule 144, without regard to volume limitations, GoldSpring will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in GoldSpring’s line of business, in amounts sufficient to prevent GoldSpring from becoming a co-insurer and not in any event less than one hundred percent (100%) of the insurable value of the property insured; and GoldSpring will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

(g) Books and Records. From the date of this Settlement Agreement and until the sooner of (i) three (3) years after the Closing Date, or (ii) until all the GoldSpring Shares have been resold or transferred by Winfield pursuant to the Registration Statement (as defined in Section 2(a)(ii) hereof) or pursuant to Rule 144, without regard to volume limitations, GoldSpring will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(h) Governmental Authorities. From the date of this Settlement Agreement and until the sooner of (i) three (3) years after the Closing Date, or (ii) until all the GoldSpring Shares have been resold or transferred by Winfield pursuant to the Registration Statement (as defined in Section 2(a)(ii) hereof) or pursuant to Rule 144, without regard to volume limitations, GoldSpring shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(i) Intellectual Property. From the date of this Settlement Agreement and until the sooner of (i) three (3) years after the Closing Date, or (ii) until all the GoldSpring Shares have been resold or transferred by Winfield pursuant to the Registration Statement (as defined in Section 2(a)(ii) hereof) or pursuant to Rule 144, without regard to volume limitations, GoldSpring shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(j) Properties. From the date of this Settlement Agreement and until the sooner of (i) three (3) years after the Closing Date, or (ii) until all the GoldSpring Shares have been resold or transferred by Winfield pursuant to the Registration Statement (as defined in Section 2(a)(ii) hereof) or pursuant to Rule 144, without regard to volume limitations, GoldSpring will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and GoldSpring will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a material adverse effect on GoldSpring’s operations.

(k) Confidentiality/Public Announcement. From the date of this Settlement Agreement and until the sooner of (i) three (3) years after the Closing Date, or (ii) until all the GoldSpring Shares have been resold or transferred by Winfield pursuant to the Registration Statement (as defined in Section 2(a)(ii) hereof) or pursuant to Rule 144, without regard to volume limitations, GoldSpring agrees that except in connection with a Form 8-K or the Registration Statement, it will not disclose publicly or privately the identity of Winfield, unless expressly agreed to in writing by Winfield or only to the extent required by law and then only upon five (5) days prior notice to Winfield. In any event and subject to the foregoing, GoldSpring undertakes to file a Form 8-K or make a public announcement describing the New Transaction Documents not later than is required by applicable law. In the Form 8-K or public announcement, GoldSpring will specifically disclose the amount of common stock outstanding immediately after the Closing Date.

(l) Further Registration Statements. Except for a registration statement filed on behalf of the Winfield pursuant to Section 2(a)(ii) of this Settlement Agreement, GoldSpring will not file any registration statements or amend any already filed registration statement, including but not limited to Form S-8, with the Commission or with state regulatory authorities without the consent of Winfield until the sooner of (i) the Registration Statement (as defined in Section 2(a)(ii) hereof) shall have been current and available for use in connection with the public resale of the Shares for 180 days, or (ii) until all the GoldSpring Shares have been resold or transferred by Winfield pursuant to the Registration Statement or Rule 144 (the “Exclusion Period”). The Exclusion Period shall be tolled during the pendency of an Event of Default.

(m) Blackout. GoldSpring undertakes and covenants that until the end of the Exclusion Period it will not enter into any acquisition, merger, exchange or sale or other transaction that could have the effect of delaying the effectiveness of any pending registration statement or causing an already effective registration statement to no longer be effective or current for a period of fifteen (15) or more days.

(n) Non-Public Information. GoldSpring covenants and agrees that neither it nor any other person acting on its behalf will provide Winfield or its agents or counsel with any information that GoldSpring believes constitutes material non-public information, unless prior thereto Winfield shall have agreed in writing to receive such information. GoldSpring understands and confirms that Winfield shall be relying on the foregoing representations in effecting transactions in securities of the GoldSpring.

(o) Right of First Refusal. Until one year after the Required Effective Date, Winfield shall be given not less than ten (10) business days prior written notice of any proposed sale by GoldSpring of its common stock or other securities or debt obligations, except (i) securities issued or issuable to officers, directors, or full-time employees of GoldSpring pursuant to stock grants, stock purchases, and/or stock option plans or any other stock incentive program, agreement, or arrangement approved by all of the disinterested members of GoldSpring’s board of directors, (ii) securities issued as full or partial consideration in connection with a strategic merger, consolidation, or purchase of substantially all of the securities or assets of another corporation or entity, (iii) securities issued in connection with bank financing or equipment leasing transactions, (iv) shares of common stock issued upon conversion of other securities of GoldSpring held by Winfield, and (v) as has been described in the reports or other written information filed with the Commission or delivered to Winfield prior to the Closing Date (collectively the foregoing are “Excepted Issuances”). If Winfield exercises its rights pursuant to this Section 4(o) shall have the right during the ten (10) business days following receipt of the notice to purchase all or any portion of such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale. In the event such terms and conditions are modified during the notice period, Winfield shall be given prompt notice of such modification and shall have the right during the ten (10) business days following the notice of modification, whichever is longer, to exercise such right.

(p) Offering Restrictions. Until the earlier of (i) payment of the Debenture (including any amounts due thereunder) by GoldSpring to Winfield, or (ii) until all the GoldSpring Shares have been resold or transferred by Winfield pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, except for the Excepted Issuances, without the prior written consent of Winfield, GoldSpring will not issue any equity, convertible debt or other securities convertible into common stock or equity of GoldSpring, which consent may be withheld for any reason.

(q) Favored Nations Provision. Other than the Excepted Issuances, if at any time the Debenture is outstanding GoldSpring shall offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in respect of the GoldSpring Shares, without the consent of Winfield, then GoldSpring shall issue, for each such occasion, additional shares of its common stock to Winfield so that the average per share purchase price of the shares of common stock issued to Winfield shall automatically be reduced to such other lower price per share. The delivery to Winfield of the additional shares of common stock shall be not later than the closing date of the transaction giving rise to the requirement for GoldSpring to issue additional shares of common stock. Winfield is granted the registration rights described in Section 9 of the Subscription Agreement in relation to such additional shares of common stock except that the Filing Date and Effective Date vis-à-vis such additional common shares shall be, respectively, the sixtieth (60th) and one hundred and twentieth (120th) date after the closing date giving rise to the requirement to issue the additional shares of common stock. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of GoldSpring carrying the right to convert such security into shares of common stock or of any warrant, right or option to purchase common stock shall result in the issuance of the additional shares of common stock upon the issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of shares of common stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price in effect upon such issuance. Winfield’s rights set forth in this section are in addition to any other rights Winfield has pursuant to this Settlement Agreement and any New Transaction Document.

5. Further Assurances. GoldSpring hereby agrees, at its own cost and expense, to execute and to deliver such additional documents, agreements and instruments and take or cause to be taken such additional action as Winfield may request in order to more fully give effect to the settlement reflected in this Settlement Agreement. GoldSpring hereby appoints Winfield and its representatives, with full power of substitution, as GoldSpring’s attorney-in-fact to sign any document, agreement or instrument, or take any action, which GoldSpring would take pursuant to the provisions hereof if GoldSpring fails to perform its obligations hereunder.

6. Specific Performance. GoldSpring hereby acknowledges that irreparable damage would occur in the event that any of the provisions of this Settlement Agreement, and the other New Transaction Documents, are not performed in accordance with their specific terms, or are otherwise breached. Accordingly, the parties agree that Winfield is entitled to an injunction to prevent breaches of this Settlement Agreement, and the other New Transaction Documents, and to enforce specifically the terms and provisions hereof and thereof in addition to any other remedy to which it is entitled in law or in equity.

7. Miscellaneous.

(a) Entire Agreement. This Settlement Agreement, together with the other New Transaction Documents, constitute the entire agreement among the parties, and supersede all prior agreements, understandings and arrangements, oral or written, among the par-ties with respect to the subject matter hereof.

(b) Amendments and Waivers. This Settlement Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party may, by an instrument in writing, waive performance or compliance by any other party with respect to any term or provision of this Settlement Agreement on the part of such other party to be performed or complied with. The waiver by any party of a breach of any term or provision of this Settlement Agreement shall not be construed as a waiver of any subsequent breach.

(c) Notices. Any notice or other communication required or permitted hereunder shall be in writing and delivered at the addresses designated below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by one party to the other party in compliance with the terms hereof:

If to Winfield to:

The InterGroup Corporation
820 Moraga Drive
Los Angeles, CA 90049
Attn.: John V. Winfield

with a copy to:

Bondy & Schloss LLP
60 East 42nd St., 37th Floor
New York, NY 10165
Attn: Jeffrey A. Rinde, Esq.

If to GoldSpring to:

GoldSpring, Inc.
8585 East Hartford Drive, Suite 400
Scottsdale, AZ 85255
Attn.: Robert T. Faber

with a copy to:
____________________
____________________
____________________
Attn.:_________________

All such notices and communications shall be effective when delivered at the designated addresses or five days after deposited in the mails in conformity with the provisions hereof.

(d) Assignment. Neither this Settlement Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either party without the prior written consent of the other party.

(e) Section and Other Headings. The section and other headings contained in this Settlement Agreement are for reference purposes only and shall not be deemed to be a part of this Settlement Agreement or to affect the meaning or interpretation of this Settlement Agreement.

(f) Execution in Counterparts. This Settlement Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

(g) Governing Law. This Settlement Agreement shall be governed by and construed in accordance with the laws of the City of New York, State of New York, without giving effect to the conflicts of law provisions thereof.

(h) Consent to Jurisdiction. Each of the parties hereto: (i) consents and submits to the jurisdiction of the Courts of the State of New York and of the Courts of the United States for a judicial district within the territorial limits of the State of New York for all purposes of this Settlement Agreement, including, without limitation, any action or proceeding instituted for the enforcement of any right, remedy, obligation and liability arising under or by reason of this Settlement Agreement; and (ii) consents and submits to the venue of such action or proceeding in the City and County of New York (or such judicial district of a Court of the United States as shall include the same).

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COUNTERPART SIGNATURE PAGE TO SETTLEMENT AGREEMENT, DATED MARCH ___, 2005

IN WITNESS WHEREOF, the parties have executed and delivered this Settlement Agreement as of the date first above written.
GOLDSPRING, INC.

By:____________________________
Name:
Its:

JOHN V. WINFIELD

JOHN V. WINFIELD IRA-1

By:____________________________
Name:
Its:

JOHN V. WINFIELD IRA-2

By:____________________________
Name:
Its:

SANTA FE FINANCIAL CORP.

By:____________________________
Name:
Its:

PORTSMOUTH SQUARE, INC.

By:____________________________
Name:
Its:

THE INTERGROUP CORPORATION

By:____________________________
Name:
Its:

SCHEDULE A

(List of Certificates)

Name and Address	Number of Conversion Shares (#)
John V. Winfield 820 Moraga Drive Los Angeles, CA 90049	__________
John V. Winfield IRA-1 820 Moraga Drive Los Angeles, CA 90049 Attn.: John V. Winfield	__________
John V. Winfield IRA-2 820 Moraga Drive Los Angeles, CA 90049 Attn.: John V. Winfield	__________
Santa Fe Financial Corp. 820 Moraga Drive Los Angeles, CA 90049 Attn.: John V. Winfield	__________
Portsmouth Square, Inc. 820 Moraga Drive Los Angeles, CA 90049 Attn.: John V. Winfield	__________
The InterGroup Corporation 820 Moraga Drive Los Angeles, CA 90049 Attn.: John V. Winfield	__________

EXHIBIT A

(Form of Debenture)

EXHIBIT B

(Form of Subscription Agreement)

EXHIBIT C

(Form of Put Agreement)

EXHIBIT D

(Form of Promissory Note)

EXHIBIT E

(Form of Escrow Agreement)

EXHIBIT F

(Form of Security Agreement)